EXHIBIT 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

IN RE JP MORGAN CHASE & CO. SECURITIES LITIGATION	MDL NO. 1783
MASTER DOCKET NO. 06 C 4674
BLAU V. HARRISON, ET AL., 04 C 6592	JUDGE DAVID H. COAR
HYLAND V. HARRISON, ET AL., 06 C 4675
HYLAND V. J.P. MORGAN SECS., INC., 06 C 4676

TO:	HOLDERS OF THE STOCK OF J.P. MORGAN CHASE & CO.

ON APRIL 2, 2004

YOU ARE HEREBY NOTIFIED, under an Order of the Hon. David H. Coar of the United States District Court for the Northern District of Illinois, that a settlement has been reached between the parties in the above-captioned class actions. Defendants are J.P. Morgan Chase & Co. (“JPMC”), J.P. Morgan Securities, Inc., James L. Dimon, William B. Harrison, Jr., Hans W. Becherer, Riley P. Bechtel, Frank A. Bennack, Jr., John H. Biggs, Lawrence A. Bossidy, M. Anthony Burns, Ellen V. Futter, William H. Gray, III, Helene Kaplan, Lee R. Raymond, and John R. Stafford. The settlement class consists of all holders of JPMC stock at the close of business on April 2, 2004, the record date for voting on the merger of JPMC and Bank One Corporation, which was consummated on July 1, 2004.

A final settlement hearing will be held before Judge Coar on October 30, 2008 at 10:00 a.m., in Courtroom 1419 of the United States District Court for the Northern District of Illinois, 219 South Dearborn Street, Chicago, Illinois, to determine whether the settlement should be approved by the Court, and to consider the applications of plaintiffs’ counsel for attorneys’ fees not to exceed $11.1 million and reimbursement of expenses up to $435,000, and the application of a lead plaintiff for an award of $2,695 to recover costs and expenses, to be paid by JPMC.

The complaints assert claims under Sections 14(a) and 20(a) of the Securities Exchange Act for defendants’ negligent failure to disclose material facts in the proxy statement soliciting votes for the merger. Specifically, the complaints allege that defendants negligently failed to disclose that, during the merger negotiations, William B. Harrison, the then-CEO of JPMC, rejected an offer from Mr. Dimon, the then-CEO of Bank One, to merge the companies for no premium if Mr. Dimon could become the CEO of the combined company immediately upon completion of the merger. The consolidated complaint in Hyland v. Harrison and Hyland v. J.P. Morgan Securities, Inc. also asserts similar claims under Section 10(b) of the Securities Exchange Act and state law. Defendants deny the allegation that Mr. Dimon made any such offer and maintain that all material facts regarding the merger were disclosed in the proxy statement.

The settlement contemplates that JPMC’s corporate governance principles will provide that the: (1) CEO of JPMC will inform the presiding director of discussions involving a clear expression of interest in a proposed corporate transaction requiring shareholder approval under applicable law and listing standards, (2) the presiding director and the CEO will review with JPMC’s Board of Directors the process for the CEO to communicate with the Board about such discussions, and (3) JPMC’s Board of Directors will review the “background of the merger” section of any proxy statement issued in connection therewith. The measures that will be adopted are intended to provide early and meaningful oversight by the Board of Directors. The settlement provides that the corporate governance measures will be kept in place for four years, subject to certain exceptions. The settlement does not include payments to members of the settlement class.

The terms of the settlement are fully set forth in a stipulation of settlement on file with the Court. You may inspect that stipulation, Court orders, submissions by the parties, discovery documents, and other papers at the Office of the Clerk of the Court, 219 South Dearborn Street, Chicago, Illinois. Certain of these documents are also available on plaintiffs’ counsel’s websites, www.whafh.com and www.gielata.com, under the heading “JPMC/BANK ONE MERGER LITIGATION.”

Any member of the settlement class who objects to the settlement, the applications for attorneys’ fees and expenses, and/or the application for lead plaintiff’s costs and expenses, or who otherwise wishes to be heard with respect to any of the foregoing, may appear in person or by attorney at the final settlement hearing at his or her own expense; provided, however, such a person shall be heard only if he/she has filed with the Clerk of the Court, on or before October 1, 2008, written notice of his/her intention to appear and written objections setting forth the substance and support for the objections.

Dated: July 7, 2008

Clerk of the Court
UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS

513223

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